UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

July 14, 2025

Date of Report (date of earliest event reported)

OPORTUN FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 001-39050

Delaware	45-3361983
State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.

2 Circle Star Way
San Carlos, CA	94070
Address of Principal Executive Offices	Zip Code

(650) 810-8823

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	OPRT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

Oportun Financial Corporation (the “Company”) is filing an amendment to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 14, 2025 (the “Original Form 8-K”) to supplement the Original Form 8-K, report certain information concerning the appointment of Warren Wilcox to the Company’s board of directors (the “Board”), and provide updates regarding the current Board composition.

Item 5.02.	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2025, the Board appointed Mr. Wilcox to the Compensation and Leadership Committee of the Board and on August 25, 2025 to the Audit and Risk Committee of the Board.

As reported in the Original Form 8-K, Mr. Wilcox is a Class III director whose appointment, pursuant to the Agreement (as defined in the Original Form 8-K), was effective on July 19, 2025.

Mr. Wilcox is entitled to cash and equity compensation for service on the Board in accordance with the Company’s non-employee director compensation policy. Mr. Wilcox will be eligible to receive $50,000 in annual cash compensation for service on the Board, $10,000 for service on the Audit and Risk Committee, as well as $7,500 for service on the Compensation and Leadership Committee, which will be paid quarterly in arrears on a prorated basis. Consistent with the Company’s standard non-employee director annual equity award, Mr. Wilcox has been or will be granted a restricted stock unit award, under the Company’s 2019 Equity Incentive Plan, having an annual value equal to $125,000, which has or will be prorated from the date of appointment to the Board (the “Initial Award”). The Initial Award will vest in four equal installments such that it will be fully vested on July 18, 2026, or the date immediately preceding the 2026 annual stockholders meeting, subject to Mr. Wilcox’s continued service on the Board on the vesting date.

Mr. Wilcox has or will also enter into the Company’s standard form of indemnity agreement, which has been previously filed with the SEC.

There are no family relationships between Mr. Wilcox and any director or executive officer of the Company, and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01.	Other Events.

Effective as of August 20, 2025, the Board appointed Louis P. Miramontes as Lead Independent Director of the Board. In connection with this appointment and following Mr. Wilcox’s committee appointments, effective as of August 25, 2025, the Board approved certain changes to the composition of the committees of the Board. Following the changes, the new composition of the committees is as follows:

Audit and Risk Committee	Compensation and Leadership Committee	Credit Risk and Finance Committee	Nominating, Governance and Social Responsibility Committee
Sandra A. Smith*	Mohit Daswani*	Richard Tambor*	Ginny Lee*
Mohit Daswani	Ginny Lee	Sandra A. Smith	Jo Ann Barefoot
Louis P. Miramontes	Warren Wilcox	Jo Ann Barefoot	Carlos Minetti
Warren Wilcox		Carlos Minetti	Richard Tambor

*	Committee chair

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPORTUN FINANCIAL CORPORATION

By:	/s/ Kathleen Layton
Name:	Kathleen Layton
Title:	Chief Legal Officer and Corporate Secretary

Date: August 26, 2025